Exhibit 99.2

1847 HOLDINGS LLC

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1847 HOLDINGS LLC

PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2020

	1847 Holdings LLC	Wolo	Pro Forma Adjustments	Notes	Pro Forma Condensed
Assets
Current Assets
Cash and cash equivalents	$976,538	$574,983	$(574,983)	(a-2)	$976,538
Restricted cash	403,811	-	-		403,811
Contract assets	70,230	-	-		70,230
Accounts receivable, net	525,625	1,514,262	-		2,039,887
Inventory, net	2,022,754	2,526,193	-		4,548,947
Prepaid expenses and other current assets, net	550,964	62,234	-		613,198
Discontinued operations – current assets	1,324,608	-	-		1,324,608
Total current assets	5,874,530	4,677,672	(574,983)		9,977,219

Property and equipment, net	398,503	10,407	-		408,910
Operating lease right of use assets	357,208	123,561	-		480,769
Investments	276,270	-	-		276,270
Goodwill	5,989,817	-	4,073,576	(a-2)	10,063,393
Intangibles assets, net	3,885,467	-	-		3,885,467
Other assets	375	6,482	-		6,857
Discontinued operations – long-term assets	2,457,770	-	-		2,457,770
Total assets	$19,239,940	$4,818,122	$3,498,593		$27,556,655
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	$2,558,559	$125,241	$-		$2,683,800
Customer deposits	3,370,957	-	-		3,370,957
Current portion of operating lease liability	66,803	76,233	-		143,036
Advances, related party	190,192	-	-		190,192
Due to seller	33,630	-	574,983	(a-2)	608,613
Lines of credit	301,081	-	770,475	(r-1)	1,071,556
Note payable, related party	56,900	-	-		56,900
Notes payable, current portion	429,183	105,018	481,250	(p-5)	1,015,451
Contract liabilities	77,403	-	-		77,403
Payroll Tax Payable	-	85,580	-		85,580
Discontinued operations – current liabilities	999,122	-	-		999,122
Total current liabilities	8,083,830	392,072	1,826,708		10,302,610
Long-Term Liabilities
Operating lease liability – long term, net of current portion	291,183	47,328	-		338,511
Notes payable – long term, net of current portion	1,637,310	67,332	2,903,520	(p-5)	5,458,162
			850,000	(p-6)
Discontinued operations – long-term liabilities	5,981,467	-	-		5,981,467
Total liabilities	15,993,790	506,732	5,580,228		22,080,750

Stockholders' Equity (Deficit)
Allocation shares, 1,000 shares issued and outstanding	1,000	-	-		1,000
Series A preferred stock, 3,157,895 authorized, 2,632,278 outstanding as of December 31, 2020	2,971,427	-	3,000,000	(u-1)	4,498,513
			(1,472,914)	(u-1)
Distribution receivable	(2,000,000)	-	-		(2,000,000)
Common Shares, 500,000,000 shares authorized, 4,444,013 shares issued and outstanding as of December 31, 2020	4,444	-	-		4,444
Additional paid-in capital	17,005,491	-	3,000,000	(u-1)	20,005,491
Accumulated deficit	(13,856,973)	4,311,390	(4,311,390)	(a-2)	(16,096,536)
			(1,527,086)	(u-1)
			(712,477)	(r-1)
Total 1847 Holding stockholders’ equity (deficit)	4,125,389	4,311,390	(2,023,867)		6,412,912
Non-controlling interest	(879,239)	-	(57,768)	(r-1)	(937,007)
Total Stockholders’ Equity	3,246,150	4,311,390	(2,081,635)		5,475,905
Total liabilities and stockholders’ equity (deficit)	$19,239,940	$4,818,122	$3,498,593		$27,556,655

1847 HOLDINGS LLC

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2020

	1847 Holdings LLC	Wolo	Asien’s Appliance, Inc. January 1 to May 28, 2020	Kyle’s Custom Wood Shop, Inc. January 1 to September 30, 2020	Pro Forma Adjustments	Notes	Pro Forma Condensed
Revenue	$15,448,045	$7,444,776	$5,154,012	$3,132,105	$(6,702,599)	(n-1)	$24,476,338
Cost of revenue	9,406,228	4,095,389	3,916,192	1,712,824	(2,874,792)	(n-1)	16,255,841
Gross profit	6,041,817	3,349,387	1,237,820	1,419,281	(3,827,807)		8,220,498
Operating expenses:
Personnel	2,553,589	584,852	333,900	227,644	(1,818,722)	(n-1)	1,881,263
Depreciation and amortization	1,447,077	5,949	21,199	90,376	(1,270,465)	(n-1)	294,136
Fuel	378,115	-	-	-	(378,115)	(n-1)	-
General and administrative expenses	4,185,442	1,736,058	439,185	499,540	(1,533,011)	(n-1)	5,974,192
					121,978	(m-1)
					225,000	(m-2)
					300,000	(m-3)
Total operating expenses	8,564,223	2,326,859	794,284	817,560	(4,353,335)		8,149,591
Net income (loss) from operations	(2,522,406)	1,022,528	443,536	601,721	525,528		70,907
Other income (expense)
Financing costs	(205,075)	-	-	-	35,075	(n-1)	(170,000)
Loss on early extinguishment of debt	(382,681)	-	-	-	96,331	(n-1)	(286,350)
Interest expense, net	(460,559)	(1,130)	(3,122)	528	(6,597)	(p-1)	(696,416)
					(22,957)	(p-2)
					(86,589)	(p-3)
					(128,100)	(p-4)
					380,932	(n-1)
					(32,745)	(r-1)
					(268,077)	(p-5)
					(68,000)	(p-6)
Gain on sale of property and equipment	130,749	-	-	-	(130,748)	(n-1)	-
Other income (expense), net	(24,271)	10,014	18,394	281,125	6,075	(n-1)	291,337
Total other income (expense)	(941,837)	8,884	15,272	281,653	(225,400)		(861,429)
Net income (loss) before income taxes	(3,464,243)	1,031,412	458,808	883,374	300,128		(790,522)
Income tax expense (benefit)	(431,631)	216,621	-	-	157,702	(a-1)	(109,810)
					347,700	(n-1)
					(180,582)	(a-1)
Net income (loss) from continuing operations	(3,032,612)	814,791	458,808	883,374	(24,693)		(900,332)
Net income (loss) from discontinued operations	(7,171,772)	-	-	-	(666,860)		(7,838,632)
Net income (loss)	(10,204,383)	814,791	458,808	883,374	(691,553)		(8,738,963)
Less net income (loss) attributable to non-controlling interests	(595,731)	-	-	-	545,610	(n-1)	(86,739)
	-	-	-	-	(36,618)	(a-3)	-
Net loss available to common shareholders	(9,608,652)	814,791	458,808	883,374	(1,200,545)		(8,652,224)
Deemed dividend related to issuance of preferred stock	3,051,478	-	-	-	1,527,086	(u-1)	5,086,464
					507,900	(u-2)
Distribution – Allocation shares	5,985,000	-	-	-	-		5,985,000
1847 Goedeker spin-off dividend	283,257	-	-	-	-		283,257
Net income (loss) attributable to 1847 Holdings shareholders	$(18,928,387)	$814,791	$458,808	$883,374	$(3,235,331)		$(20,006,745)
Net loss per common share from continuing operations: basic and diluted	$(0.82)						$(0.21)
Net loss per common share from discontinued operations: basic and diluted	$(3.16)						$(1.79)
Net loss per common share: basic and diluted	$(2.60)						$(1.97)
Weighted-average number of common shares outstanding: basic and diluted	3,692,429		169,411	525,000			4,386,840

1847 HOLDINGS LLC

NOTES UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF THE TRANSACTIONS

Wolo Acquisition and Related Transactions

On December 22, 2020, 1847 Holdings LLC (the “Company”) and its wholly-owned subsidiary 1847 Wolo Inc. (“1847 Wolo”) entered into a stock purchase agreement (the “Wolo Purchase Agreement”) with Wolo Mfg. Corp., a New York corporation (“Wolo Mfg”), and Wolo Industrial Horn & Signal, Inc., a New York corporation (“Wolo H&S” and together with Wolo Mfg, “Wolo”), and Barbara Solow and Stanley Solow (together, the “Wolo Sellers”), pursuant to which 1847 Wolo agreed to acquire all of the issued and outstanding stock of Wolo Mfg and Wolo H&S (the “Wolo Acquisition”).

On March 30, 2021, 1847 Wolo, the Company, Wolo and the Sellers entered into Amendment No. 1 to the Purchase Agreement to amend certain terms of the Wolo Purchase Agreement. Following entry into such amendment, closing of the Wolo Acquisition was completed on the same day. As a result of this transaction, the Company owns 92.5% of 1847 Wolo, with the remaining 7.5% held by a third-party, and 1847 Wolo owns 100% of Wolo Mfg and Wolo H&S.

The aggregate purchase price was $7,400,000 (subject to adjustment as described below) consisting of (i) $6,550,000 in cash (subject to adjustment) and (ii) a secured promissory note in the aggregate principal amount of $850,000.

The purchase price is subject to a post-closing working capital adjustment provision.  Under this provision, the Wolo Sellers delivered to 1847 Wolo at the closing of the Wolo Acquisition an unaudited balance sheet of Wolo as of that date. On or before the 75th day following the closing of the Wolo Acquisition 1847 Wolo shall deliver to the Wolo Sellers an audited balance sheet as of the closing date. If the net working capital reflected on such balance sheet exceeds the net working capital reflected on the balance sheet delivered at closing, 1847 Wolo shall, within seven days, pay to the Wolo Sellers an amount of cash that is equal to such excess. If the net working capital reflected on such balance sheet is less than the net working capital reflected on the balance sheet delivered at closing, the Wolo Sellers shall, within seven days, pay to 1847 Wolo an amount in cash equal to such deficiency.

6% Secured Promissory Note

As noted above, a portion of the purchase price under the Wolo Purchase Agreement was paid by the issuance of a secured promissory note in the principal amount of $850,000 by 1847 Wolo to the Wolo Sellers. Interest on the outstanding principal amount will be payable quarterly at the rate of six percent (6%) per annum. The note matures on the 39-month anniversary following the closing of the Wolo Acquisition, at which time the outstanding principal amount of the note, along with all accrued, but unpaid interest, shall be paid in one lump sum. 1847 Wolo has the right to redeem all or any portion of the note at any time prior to the maturity date without premium or penalty of any kind. The note contains customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Wolo of any of its covenants under the Wolo Purchase Agreement or any other agreement entered into in connection with the Wolo Purchase Agreement, or a breach of any of representations or warranties under such documents, or (iii) the bankruptcy of 1847 Wolo.

The rights of the Wolo Sellers to receive payments under the note are subordinate to the rights of Sterling (as defined below).

Management Services Agreement

On March 30, 2021, 1847 Wolo entered into a Management Services Agreement (the “Wolo Offsetting MSA”) with the Company’s manager, 1847 Partners LLC (the “Manager”). The Wolo Offsetting MSA is an offsetting management services agreement as defined in that certain Management Services Agreement, dated April 15, 2013, between the Company and the Manager (the “MSA”).

1847 HOLDINGS LLC

NOTES UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Pursuant to the Wolo Offsetting MSA, 1847 Wolo appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of Adjusted Net Assets (as defined in the MSA); provided, however, that (i) pro-rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Wolo, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the management fee to be paid by 1847 Wolo for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Management Fee paid or to be paid by 1847 Wolo, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the management fee paid or to be paid by 1847 Wolo, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the MSA (the “Parent Management Fee”) with respect to such fiscal quarter, then the management fee to be paid by 1847 Wolo for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the management fee paid or to be paid by 1847 Wolo, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

The rights of the Manager to receive payments under the Wolo Offsetting MSA are subordinate to the rights of Sterling.

1847 Wolo shall also reimburse the Manager for all costs and expenses of 1847 Wolo which are specifically approved by the board of directors of 1847 Wolo, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Wolo in connection with performing services under the Wolo Offsetting MSA.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Wolo’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Wolo’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

Credit Agreement and Notes

On March 30, 2021, 1847 Wolo and Wolo (collectively, “Borrower”) entered into a Credit Agreement (the “Credit Agreement”) with Sterling National Bank (“Sterling”) for (i) revolving loans in an aggregate principal amount that will not exceed the lesser of (x) the Borrowing Base (as defined below) or (y) $1,000,000 (the “Revolving Loan”) and (ii) a term loan in the principal amount of $3,550,000 (the “Term Loan”). The Revolving Loan is evidenced by a Revolving Credit Note dated March 30, 2021 and payable to Sterling (the “Revolving Note”) and the Term Loan is evidenced by a $3,550,000 Term Note dated March 30, 2021 and payable to Sterling (the “Term Note”). The “Borrowing Base” means an amount equal to the sum of the following: (A) 80% of the Borrower’s Eligible Accounts (as defined in the Credit Agreement) PLUS (B) the lesser of: (1) 50% percent of Eligible Inventory (as defined in the Credit Agreement) or (2) $400,000.00, MINUS (C) such reserves as Sterling may establish from time to time in its sole discretion. Sterling has the right from time to time, in its sole discretion, to amend, substitute or modify the percentages set forth in the definition of Borrowing Base and the definition(s) of Eligible Accounts and Eligible Inventory.

The Revolving Note matures on March 29, 2022 and bears interest at a per annum rate equal to the greater of (i) the Prime Rate (as defined in the Credit Agreement) or (ii) 3.75%. The Term Loan matures on April 1, 2024 and bears interest at a per annum rate equal to the greater of (x) the Prime Rate plus 3.00% or (y) 5.00%; provided that upon an Event of Default (as defined below) all loans, all past due interest and all fees shall bear interest at a per annum rate equal to the foregoing rate plus 5.00%. Interest accrued on the Revolving Note and the Term Note shall be payable on the first day of each month commencing on the first such day of the first month following the making of such Revolving Loan or Term Loan, as applicable.

1847 HOLDINGS LLC

NOTES UNAUDITED PRO FORMA FINANCIAL STATEMENTS

With respect to the Term Loan, the Borrower must repay to Sterling on the first day of each month, (i) beginning on May 1, 2021 and ending on March 1, 2022, eleven (11) equal monthly principal payments of $43,750.00 each, (ii) beginning on April 1, 2022 and ending on March 1, 2024, twenty-four (24) equal monthly payments of $59,167.00 each and (iii) on April 1, 2024, a final principal payment in the amount of $1,648,742.00. In addition, beginning on June 1, 2022 and on each anniversary thereof thereafter until such time as the Term Loan is repaid in full, the Borrower shall pay to Sterling an additional principal payment equal to 50% of the Excess Cash Flow (as defined in the Credit Agreement), if any (any such payment will be applied to the most remote payment of principal due under the Credit Agreement).

The Borrower may at any time and from time to time voluntarily prepay the Revolving Note or the Term Note in whole or in part. If at any time the outstanding principal balance on the Revolving Note exceeds the lesser of (i) the Borrowing Base or (ii) the Maximum Facility Amount (as defined in the Credit Agreement)(such excess being hereinafter referred to as an “Overadvance”), either without Sterling’s consent, including, as the result of Eligible Accounts or Eligible Inventory becoming ineligible (an “Unintentional Overadvance”) or with Sterling’s consent, as the result of Sterling making additional advances in its discretion that result in an Overadvance (a “Permitted Overadvance”), Borrower shall (x) in the case of an Unintentional Overadvance, on demand made by Sterling, pay Sterling such amount as will eliminate the Overadvance; and (y) in the case of a Permitted Overadvance, pay to Sterling such amount as will eliminate the Overadvance. At the end of any month in which any Overadvance has occurred Borrower shall be charged an Overadvance Fee in the amount of 1.50% of the highest Overadvance Amount during each month in which the Overadvance remains outstanding.

Under the Credit Agreement, the Borrower is required to pay a number of fees to Sterling, including the following:

●	a closing fee in the amount of $56,875 in connection with the Revolving Loans and in the amount of $56,875 in connection with the Term Loan, both of which were paid at closing on March 30, 2021

●	If Sterling has not received the full amount of any monthly payment on or before the date it is due (including as a result of funds not available to be automatically debited on the date on which any such payment is due), the Borrower shall pay a late fee to Sterling in an amount equal to six percent (6%) of such overdue payment.

The Credit Agreement contains customary events of default, including, among others (each, an “Event of Default”): (i) for failure to pay principal and interest on the Revolving Note or Term Note when due, or to pay any fees due under the Credit Agreement; (ii) if any representation, warranty or certification in the Credit Agreement or any document delivered in connection therewith proves to have been false or misleading in any material respect when made; (iii) for failure to perform any covenant or agreement contained in the Credit Agreement or any document delivered in connection therewith; (iv) failure to maintain adequate collateral security value satisfactory to Sterling; (v) for any voluntary or involuntary bankruptcy, insolvency or dissolution; (vi) for the occurrence of one or more judgments, decrees or arbitration awards involving in the aggregate a liability of $50,000 or more; (vii) if any director, officer or owner of more than 10% of the equity any Borrower entity is indicted for any felony offense under any federal or state law; (viii) if a Change of Control (as defined in the Credit Agreement) occurs; (ix) if Sterling’s security interest in any of the collateral fails to be a first priority security interest (subject only to permitted liens); (x) the occurrence of such a change in the condition, affairs (financial or otherwise) or operations of any Borrower entity, or the occurrence of any other event or circumstance, such that Sterling, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation to Sterling has been or may be materially impaired; (xi) if there is a loss, suspension or revocation of, or failure to renew, any permit if it could reasonably be expected to have a Material Adverse Effect; (xii) if Borrower engages in any act prohibited by any subordination agreement to which it is a party, or makes any payment on subordinated indebtedness that the applicable subordinated creditor was not contractually entitled to receive; and (xiii) for the occurrence of any default or event of default under the Seller Subordination Agreement (as defined in the Credit Agreement).

Each of the Revolving Note and the Term Note is secured by a first priority security interest in all of the assets of the Borrower.

1847 HOLDINGS LLC

NOTES UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Unit Offering

On March 26, 2021, the Company entered into several securities purchase agreements (the “Unit Purchase Agreements”) with certain purchasers (the “Purchasers”), pursuant to which the Company sold an aggregate of 1,818,182 Units, at a price of $1.65 per Unit, to the Purchasers for an aggregate purchase price of $3,000,000 (the “Company Financing”). Each Unit consists of (i) one (1) Series A Senior Convertible Preferred Share of the Company with a stated value of $2.00 per share (the “Series A Shares”), and (ii) a three-year warrant to purchase one (1) Common Share of the Company at an exercise price of $2.50 per Common Share (subject to adjustment), which may be exercised on a cashless basis under certain circumstances (the “Warrants” and, together with the Series A Shares, “Units”). The sale by the Company of the Units was completed on March 26, 2021. The proceeds of the Company Financing were used to fund, in part, the Wolo Acquisition.

On March 26, 2021, the Company also entered into a subscription agreement (the “Subscription Agreement”) with 1847 Wolo, pursuant to which 1847 Wolo issued to the Company 1,000 shares of 1847 Wolo’s Series A Preferred Stock at a price of $3,000 per share, in exchange for the Company’s contribution to 1847 Wolo of the $3,000,000 raised in the Company Financing, so that 1847 Wolo would have the funds to acquire Wolo.

Kyle’s Acquisition and Related Transactions

On August 27, 2020, the Company and 1847 Cabinet Inc. (“1847 Cabinet”), a wholly owned subsidiary of the Company, entered into a stock purchase agreement with Kyle’s Custom Wood Shop, Inc., an Idaho corporation (“Kyle’s”), and Stephen Mallatt, Jr. and Rita Mallatt (the “Kyle’s Sellers”), pursuant to which 1847 Cabinet agreed to acquire all of issued and outstanding capital stock of Kyle’s (the “Kyle’s Acquisition”).

On September 30, 2020, the Company, 1847 Cabinet, Kyle’s and the Kyle’s Sellers entered into addendum to the stock purchase and closing of the Kyle’s Acquisition was completed on the same day. As a result of this transaction, the Company owns 92.5% of 1847 Cabinet, with the remaining 7.5% held by a third-party, and 1847 Cabinet owns 100% of Kyle’s.

The aggregate purchase price was $6,839,792, consisting of (i) $4,389,792 in cash, (ii) an 8% contingent subordinated note in the aggregate principal amount of $1,050,000 and (iii) 700,000 common shares of the Company, having a mutually agreed upon value of $1,400,000 and a fair value of $3,675,000. The shares were issued on October 16, 2020, immediately following the record date for the Goedeker Distribution described above.

Vesting Promissory Note

As noted above, a portion of the purchase price for the Kyle’s Acquisition was paid by the issuance of a vesting promissory note by 1847 Cabinet to the Kyle’s Sellers in the principal amount of $1,050,000, which increased to a principal amount of up to $1,260,000 pursuant to the vested percentage calculation described below. Payment of the principal and accrued interest on the note is subject to vesting as described below. The note bears interest on the vested portion of principal amount at the rate of eight percent (8%) per annum. To the extent vested, the vested portion of the principal and all accrued but unpaid interest on such vested portion of the principal shall be paid in one lump sum on the last day of the thirty-sixth (36th) month following the date of the note.

The vested principal of the note due at the maturity date shall be calculated each year based on the average annual consolidated EBITDA (as defined in the note) of 1847 Cabinet for each of the years ended December 31, 2020, 2021 and 2022. The EBITDA for each year shall be divided by $1.4 million multiplied by 100 to obtain the vested percentage. The vested principal for each year shall be equal to the vested percentage for that year multiplied by $350,000. To the extent that the vested percentage for the subject year is less than 80%, no portion of the note for that year shall vest. To the extent that the vested percentage for the subject year is equal to or greater than 120%, the vested principal shall be equal to $420,000 for that year and no more.

1847 Cabinet will have the right to redeem all but no less than all of the note at any time prior to the maturity date. If 1847 Cabinet elects to redeem the note, the redemption price will be payable in cash and is equal to the then outstanding vested portion of the principal plus any remaining unvested principal amount plus accrued but unpaid interest thereon (calculated over 36 months). For purposes of this redemption calculation, the “unvested principal amount” shall be $350,000 per year.

1847 HOLDINGS LLC

NOTES UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The note contains customary events of default. The right of the Kyle’s Sellers to receive payments under the note is subordinated to all indebtedness of 1847 Cabinet, whether outstanding as of the closing date or thereafter created, to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities.

Management Services Agreement

On August 21, 2020, 1847 Cabinet entered into a management services agreement (the “Cabinet Offsetting MSA”) with the Manager. The Cabinet Offsetting MSA has the same terms as the Wolo Offsetting MSA.

Asien’s Acquisition and Related Transactions

On March 27, 2020, the Company and 1847 Asien Inc. (“1847 Asien”), a wholly owned subsidiary of the Company, entered into a Stock Purchase Agreement (the “Asien’s Purchase Agreement”) with Asien’s Appliance, Inc. (“Asien’s”) and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992 (the “Asien’s Seller”), pursuant to which 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s (the “Asien’s Acquisition”).

On May 28, 2020, 1847 Asien, the Company, Asien’s and the Asien’s Seller entered into Amendment No. 1 to the Asien’s Purchase Agreement to amend certain terms of the Asien’s Purchase Agreement. Following entry into such amendment closing of the Asien’s Acquisition was completed on the same day. As a result of this transaction, the Company owns 95% of 1847 Asien, with the remaining 5% held by a third-party, and 1847 Asien owns 100% of Asien’s.

The aggregate purchase price was $1,918,000 consisting of: (i) $233,000 in cash; (ii) the issuance of an amortizing promissory note in the principal amount of $200,000; (iii) the issuance of a demand promissory note in the principal amount of $655,000; and (iv) 415,000 common shares of the Company, having a mutually agreed upon value of $830,000 and a fair value of $1,037,500, which may be repurchased by 1847 Asien for a period of one year following the closing at a purchase price of $2.50 per share.

8% Subordinated Amortizing Promissory Note

As noted above, a portion of the purchase price for the Asien’s Acquisition was paid by the issuance of a subordinated amortizing promissory note in the principal amount of $200,000 by 1847 Asien to the Asien’s Seller. Interest on the outstanding principal amount will be payable quarterly at the rate of eight percent (8%) per annum. The outstanding principal amount of the note will amortize on a one-year straight-line basis in accordance with a specified amortization schedule, with all unpaid principal and accrued, but unpaid interest being fully due and payable on May 28, 2021. The note is unsecured and contains customary events of default. The right of the Asien’s Seller to receive payments under the note is subordinated to all indebtedness of 1847 Asien to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities.

1% Demand Promissory Note

A portion of the purchase price for the Asien’s Acquisition was paid by the issuance of demand promissory note in the principal amount of $655,000 by 1847 Asien to the Asien’s Seller. The note accrued interest at a rate of one percent (1%) computed on the basis of a 360-day year. Principal and accrued interest on the note was payable 24 hours after written demand by the Seller. The note was repaid in June 2020.

Agreement of Sale of Future Receipts

On May 28, 2020, 1847 Asien and Asien’s entered into an agreement of sale of future receipts with TVT Direct Funding LLC (“TVT”), pursuant to which 1847 Asien and Asien’s agreed to sell future receivables with a value of $685,000 to TVT for a purchase price of $500,000. 1847 Asien and Asien’s agreed to deliver to TVT 20% of its weekly future receipts, or approximately $23,300, over the course of an estimated seven-month term, or such date when the above amount of receivables has been delivered to TVT. 1847 Asien used the proceeds from this sale to finance the Asien’s Acquisition. In addition to all other sums due to TVT under this agreement, 1847 Asien and Asien’s agreed to pay to TVT certain additional fees, including a one-time origination fees of $25,000, as reimbursement of costs incurred by TVT for financial and legal due diligence. The future payments under the TVT agreement were secured by a subordinated security interest in all of the tangible and intangible assets of 1847 Asien and Asien’s. This agreement was terminated in 2020.

1847 HOLDINGS LLC

NOTES UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Management Services Agreement

On May 28, 2020, 1847 Asien entered into a management services agreement (the “Asien’s Offsetting MSA”) with the Manager. The Asien’s Offsetting MSA has the same terms as the Wolo Offsetting MSA and the Kyle’s Offsetting MSA.

Disposition of Neese

On April 19, 2021, the Company entered into a stock purchase agreement with Alan Neese and Katherine Neese (the “Buyers”), pursuant to which the Company sold 550 shares of the common stock of 1847 Neese Inc. (“1847 Neese”), constituting 55% of the issued and outstanding capital stock of 1847 Neese, to the Buyers for an aggregate purchase price of $325,000 in cash (the “Neese Disposition”). As a result of the Neese Disposition, 1847 Neese is no longer a majority-owned subsidiary of the Company. The Neese Disposition therefore resulted in the disposition of the business and assets of 1847 Neese and its wholly owned subsidiary Neese, Inc. (“Neese”).

Disposition of Goedeker

On October 23, 2020, the Company distributed all of the shares of 1847 Goedeker Inc. (“Goedeker”) that it held to its shareholders (the “Goedeker Disposition”). As a result of the Goedeker Disposition, Goedeker is no longer a subsidiary of the Company. The Goedeker Disposition therefore resulted in the disposition of the business and assets of Goedeker.

NOTE 2 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet as of December 31, 2020 combines the historical balance sheet of the Company with the historical balance sheet of Wolo and has been prepared as if the Wolo Acquisition had occurred on January 1, 2020. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 combines the historical statement of operations of the Company with the historical statement of operations of Wolo, Asien’s and Kyle’s and reflects the Neese Disposition. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 was prepared as if these transactions had occurred on January 1, 2020.

The historical financial information is adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the combined statement of operations, expected to have a continuing impact on the combined results.

The Company accounted for the Wolo Acquisition, the Asien’s Acquisition and the Kyle’s Acquisition in the unaudited pro forma combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations”.  In accordance with ASC 805, the Company used its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date.  Goodwill as of the acquisition dates is measured as the difference of fair value of the net tangible assets and identifiable assets acquired over the purchase consideration.

1847 HOLDINGS LLC

NOTES UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Pursuant to ASC Topic 205-20, “Presentation of Financial Statements - Discontinued Operations,” the results of operations from 1847 Neese and Goedeker for the year ended December 31, 2020 have been classified as discontinued operations as part of the unaudited pro forma combined statement of operations presented herein. ASC 360-10-45-9 requires that a long-lived asset (disposal group) to be sold shall be classified as held for sale in the period in which a set of criteria have been met, including criteria that the sale of the asset (disposal group) is probable and actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. For the Goedeker Disposition, these criteria were achieved on September 10, 2020, when the board approved the Goedeker Disposition, and subsequently on October 23, 2020, when the Company completed the Goedeker Disposition. These criteria were achieved in March 2021 for the Neese Disposition, when the parties agreed to the Neese Disposition, and subsequently on April 19, 2021, when the Neese Disposition was completed. Therefore, the results of operations from 1847 Neese were classified as discontinued operations in the Company’s previously reported financial statements as of March 31, 2021 and for the three months then ended, so the Company is not providing a balance sheet or statement of operations for March 31, 2021 in these unaudited pro forma combined financial statements.

The unaudited pro forma combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the transactions described herein occurred on the dates assumed, nor are the necessarily indicative of future consolidated results of operations or financial position.

The Company expects to incur costs and realize benefits associated with integrating the operations of the Company and Wolo, Asien’s and Kyle’s.  The unaudited pro forma combined financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.  The unaudited pro forma combined statement of operations does not reflect any non-recurring charges directly related to the Wolo Acquisition, the Asien’s Acquisition and the Kyle’s Acquisition that the combined companies incurred upon completion of the Wolo Acquisition, the Asien’s Acquisition and the Kyle’s Acquisition.

NOTE 3 – PURCHASE PRICE CONSIDERATION

Wolo

The provisional fair value of the purchase consideration issued to the Wolo Sellers was allocated to the net tangible assets acquired. The Company accounted for the Wolo Acquisition as the purchase of a business under generally accepted accounting principles in the United States of America (“GAAP”) under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $5,386,891. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The Company is currently in the process of completing the preliminary purchase price allocation as an acquisition of certain assets. The final purchase price allocation for Wolo will be included in the Company’s financial statements in future periods.

1847 HOLDINGS LLC

NOTES UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The table below shows a preliminary analysis for the Wolo Acquisition:

Purchase consideration at preliminary fair value:
Notes payable	$850,000
Cash	6,550,000
Due to seller	1,094,524
Amount of consideration	$8,494,524

Assets acquired and liabilities assumed at preliminary fair value
Cash	$1,094,524
Accounts receivable	1,860,107
Inventory	2,325,548
Other current assets	218,154
Accounts payable and accrued expenses	(111,442)
Other liabilities	-
Net assets acquired	$5,386,891

Total net assets acquired	$5,386,891
Consideration paid	8,494,524
Preliminary Goodwill	$3,107,633

The estimated useful life remaining on the property and equipment acquired is 5 to 7 years.

Kyle’s

The fair value of the purchase consideration issued to the Kyle’s Sellers was allocated to the net tangible assets acquired. The Company accounted for the Kyle’s Acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $527,618. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The table below shows an analysis for the Kyle’s Acquisition:

Purchase consideration at fair value:
Common shares	$3,675,000
Notes payable	498,979
Due to seller	4,389,792
Amount of consideration	$8,563,771

Assets acquired and liabilities assumed at fair value
Cash	$130,000
Accounts receivable	385,095
Costs in excess of billings	122,016
Other current assets	13,707
Property and equipment	200,737
Customer related intangibles	2,727,000
Marketing related intangibles	294,000
Accounts payable and accrued expenses	(263,597)
Billings in excess of costs	(43,428)
Other liabilities	(49,000)
Net tangible assets acquired	$3,516,530

Total net assets acquired	$3,516,530
Consideration paid	8,563,771
Goodwill	$5,047,241

1847 HOLDINGS LLC

NOTES UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The estimated useful life remaining on the property and equipment acquired is 3 to 7 years.

Asien’s

The fair value of the purchase consideration issued to the Asien’s Seller was allocated to the net tangible assets acquired. The Company accounted for the Asien’s Acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $1,171,272. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The table below shows analysis for the Asien’s Acquisition:

Purchase Consideration at fair value:
Common shares	$1,037,500
Notes payable	855,000
Due to seller	233,000
Amount of consideration	$2,125,500

Assets acquired and liabilities assumed at fair value
Cash	$1,501,285
Accounts receivable	235,746
Inventories	1,457,489
Other current assets	41,427
Property and equipment	157,052
Customer related intangibles	462,000
Marketing related intangibles	547,000
Accounts payable and accrued expenses	(280,752)
Customer deposits	(2,405,703)
Notes payable	(509,272)
Other liabilities	(23,347)
Net assets acquired	$1,182,925

Total net assets acquired	$1,182,925
Consideration paid	2,125,500
Goodwill	$942,575

The estimated useful life remaining on the property and equipment acquired is 5 to 13 years.

NOTE 4 – PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

Acquisition

(a-1) Upon the acquisition by the Company, the taxable income and losses from Wolo, Asien’s and Kyle’s will be included with the Company’s future corporate income tax filings.

(a-2) Reflects the cash distribution to the Wolo Sellers and purchase accounting for the Wolo Acquisition.

(a-3) Reflects the allocation of the 7.5% non-controlling interest of 1847 Wolo  on the proforma adjustments.

Management Services Agreements

(m-1) Reflects an annualized management fee paid by 1847 Asien to the Manager for the period January 1, 2020 to May 28, 2020.

1847 HOLDINGS LLC

NOTES UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(m-2) Reflects an annualized management fee paid by 1847 Cabinet to the Manager for the period January 1, 2020 to September 30, 2020.

(m-3) Reflects an annualized management fee paid by 1847 Wolo to the Manager for the year ended December 31, 2020.

Neese disposition

(n-1) Reflects the disposition of Neese as a discontinued operation for the year ended December 31, 2020.

Promissory Notes

(p-1) Reflects the interest expense resulting from the 8% promissory note annualized interest for the period January 1, 2020 to May 28, 2020.

(p-2) Reflects the interest expense resulting from the 1% promissory note annualized interest for the period January 1, 2020 to May 28, 2020.

(p-3) Reflects the interest expense resulting from TVT agreement amortized interest for the period January 1, 2020 to May 28, 2020.

(p-4) Reflects the interest expense and debt discount resulting from the vesting promissory note for the period January 1, 2020 to September 30, 2020.

(p-5) Reflects the principal, net of fees, for the Term loan and the interest expense and debt discount resulting for the year ended December 31, 2020.

(p-6) Reflects the principal for the 6% secured promissory note and the interest expense for the year ended December 31, 2020.

Revolving loan

(r-1) Reflects the advance from the Revolving loan of $770,475 acquisition costs and the interest expense resulting from the 4.25% annualized interest for the year ended December 31, 2020.

Unit Offering

(u-1) Reflects the proceeds of $3,000,000 and allocated warrant and beneficial conversion features in the Unit Purchase Agreements.

(u-2) Reflects the series A annualized dividend of 14% in conjunction with the Uni Purchase Agreements.